Exhibit 6.1

SECOND AMENDED AND RESTATED BYLAWS

OF

COLABS INT’L, CORP.,

a Nevada Corporation

ARTICLE I - OFFICES

The registered office of COLABS INT’L, CORP. (the “Corporation”) in the State of Nevada shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Nevada as the Board of Directors (the “Board” and each a “Director”) may, from time to time, determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders (the “Shareholders”) of the Corporation shall be held at the time fixed, from time to time, by the Board.

Section 2 - Special Meetings:

Special meetings of the Shareholders may be called by the Board, or such person or persons authorized by the Board, and shall be called by the Board upon the written request of the Shareholders of record of 66 2/3% of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose of the proposed meeting. At such meeting the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

Section 3 - Place of Meetings:

Meetings of Shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Board may from time to time fix. If no designation is made, the meeting shall be held at the Corporation’s registered office in the state of Nevada.

Section 4 - Notice of Meetings:

(a) Written or printed notice of each meeting of Shareholders, whether annual or special, signed by the president, vice president or secretary, stating the time when and place where it is to be held, as well as the purpose or purposes for which the meeting is called, shall be served either personally or by mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than 60 days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other Shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the Shareholder as it appears on the share transfer records of the Corporation or to the current address, which a Shareholder has delivered to the Corporation in a written notice.

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(b) Further notice to a Shareholder is not required when notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him or her during the period between those two consecutive annual meetings; or all, and at least two payments sent by first-class mail of dividends or interest on securities during a 12-month period have been mailed addressed to him or her at his or her address as shown on the records of the Corporation and have been returned undeliverable.

Section 5 - Quorum:

(a) Except as otherwise provided herein, or by law, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the “Articles of Incorporation”), a quorum shall be present at all meetings of Shareholders of the Corporation if the holders of 33 1/3% of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any Shareholder from the meeting after the commencement of a meeting, or the refusal of any Shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of Shareholders, the Shareholders present may adjourn the meeting.

Section 6 - Voting and Action:

(a) Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, any corporate action, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of Shareholders at which a quorum is present, shall be the act of the Shareholders of the Corporation.

(b) Except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws, at each meeting of Shareholders, each Shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Where appropriate communication facilities are reasonably available, any and all Shareholders shall have the right to participate in any Shareholders’ meeting, by means of video conference, conference telephone, or any means of communications by which all persons participating in the meeting are able to hear each other.

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Section 7 - Proxies:

Each Shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the Shareholder himself or herself, his or her authorized officer, director, employee, or agent, or by the signature of the Shareholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature, or by his or her attorney-in-fact there unto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the Shareholder, or a photographic, photostatic, or facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the Shareholder. If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of Shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied. No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation. If any Shareholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if one is present, then that one has and may exercise all of the powers conferred by the Shareholder upon all of the persons so designated unless the Shareholder provides otherwise.

Section 8 - Action Without a Meeting:

Unless otherwise provided for in the Articles of Incorporation of the Corporation, any action to be taken at any annual or special Shareholders’ meeting, may be taken without a meeting, without prior notice and without a vote if written consents are signed by 51% of the Shareholders of the Corporation, except however if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the Shareholders of the Corporation.

ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Term, Election, and Qualifications:

(a) The first Board and all subsequent Boards of the Corporation shall consist of, not less than one nor more than 11, unless and until otherwise determined by vote of a majority of the entire Board. The Board shall have the power, in the interim between annual and special meetings of the Shareholders, to increase or decrease the number of Directors of the Corporation. No decrease in the number of Directors shall shorten the term of any incumbent Director. A Director need not be a Shareholder of the Corporation unless the Articles of Incorporation of the Corporation or these Bylaws so require.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of the Corporation shall be elected at the first annual Shareholders’ meeting and at each annual meeting thereafter by a plurality of the votes cast at a meeting of Shareholders by the holders of shares entitled to vote in the election.

(c) Directors will be elected at the annual meeting of Shareholders and shall hold office until the annual meeting of the Shareholders next succeeding their election, or until their prior death, resignation, or removal. Any Director or the entire Board of the Corporation may be removed solely by the affirmative vote of 66 2/3% the holders of shares entitled to vote generally in the election of Directors. Any Director may resign at any time upon written notice of such resignation to the Corporation.

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(d) All Directors of the Corporation shall have equal voting power unless the Articles of Incorporation of the Corporation provide that the voting power of individual Directors or classes of Directors are greater than or less than that of any other individual Directors or classes of Directors, and the different voting powers may be stated in the Articles of Incorporation. If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these Bylaws to a majority or a proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all the Directors or classes of Directors, as may be required by the Articles of Incorporation.

Section 2 - Duties and Powers:

The Board of Directors shall be responsible for the control and management of the business and affairs, property, and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under Nevada state law, are in the Articles of Incorporation or by these Bylaws, expressly conferred upon or reserved to the Shareholders or any other person or persons named therein.

Section 3 - Regular Meetings; Notice:

(a) A regular meeting of the Board shall be held either within or without the State of Nevada at such time and at such place as the Board shall fix.

(b) No notice shall be required of any regular meeting of the Board and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

Section 4 - Special Meetings; Notice:

(a) Special meetings of the Board may be called by 1/3 of the Directors then in office (rounded up to the nearest whole number) or the chief executive officer and shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by statute, written notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, or delivered orally, with sufficient time for the convenient assembly of Directors thereat, or shall be sent to him at such place by electronic means, telegram, or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. If mailed, the notice of any special meeting shall be deemed to be delivered on the fifth day after it is deposited in the United States mails, so addressed, with postage prepaid. A notice, or waiver of notice, except as required by these Bylaws, need not specify the business to be transacted at or the purpose or purposes of the meeting.

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(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairperson:

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his or her absence, any other Director chosen by the Board shall preside.

Section 6 - Quorum and Adjournments:

(a) At all meetings of the Board, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws.

(b) A majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists. Notice of such adjourned meeting shall be given to Directors not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment to the other Directors who were present at the adjourned meeting.

Section 7 - Manner of Acting:

(a) At all meetings of the Board, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Articles of Incorporation, or these Bylaws, action approved by a majority of the votes of the Directors present at any meeting or any committee thereof, at which a quorum is present shall be the act of the Board or any committee thereof.

(c) Any action authorized in writing made prior, or subsequent to, such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(d) Where appropriate communications facilities are reasonably available, any or all Directors shall have the right to participate in any Board meeting, or a committee of the Board meeting, by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

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Section 8 - Vacancies:

(a) Unless otherwise provided for by the Articles of Incorporation of the Corporation, any vacancy in the Board occurring by reason of an increase in the number of Directors, or by reason of the death, resignation, disqualification, removal, or inability to act of any Director, or other cause, shall be filled solely and exclusively by an affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board or by a sole remaining Director. Any Director so elected shall serve until the next annual Shareholder election.

(b) Unless otherwise provided for by law, the Articles of Incorporation or these Bylaws, when one or more Directors shall resign from the Board, and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9 - Resignation:

A Director may resign at any time by giving written notice of such resignation to the Corporation.

Section 10 - Removal:

Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of 66 2/3% of the Shareholders entitled to vote thereon at a special meeting of the Shareholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause.

Section 11 - Compensation:

The Board may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.

Section 12 - Committees:

Unless otherwise provided for by the Articles of Incorporation of the Corporation, the Board of Directors, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Unless the Articles of Incorporation or Bylaws state otherwise, the Board may appoint natural persons who are not Directors to serve on such committees authorized herein. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Articles of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board.

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ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election, and Term of Office:

(a) The Corporation’s officers (“Officers”) shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board which is not inconsistent with these Bylaws. The Officers of the Corporation shall consist of a president, secretary and treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other Officers as the Board may from time to time deem advisable. Any Officer may hold two or more offices in the Corporation.

(b) The Officers of the Corporation shall be elected by the Board at the regular annual meeting of the Board.

(c) Each Officer shall hold office until the annual meeting of the Board next succeeding his election, and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation:

Any Officer may resign at any time by giving written notice of such resignation to the Corporation.

Section 3 - Removal; Vacancies:

Any Officer elected by the Board may be removed, either with or without cause, but such removal shall be without prejudice to the contractual rights of such Officer. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board.

Section 4 - Compensation:

The compensation of the Officers of the Corporation shall be fixed from time to time by the Board.

ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

(a) The shares of the Corporation shall be represented by certificates or shall be uncertified shares.

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(b) Certificated shares of the Corporation shall be signed, (either manually or by facsimile), by the Officers or agents designated by the Corporation for such purposes and shall certify the number of shares owned by him in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the Officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lien of the actual signatures. If the Corporation uses facsimile signatures of its Officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any Officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such Officer at the date of its issue.

(c) If the Corporation issues uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such Shareholder in the Corporation.

(d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2 - Lost or Destroyed Certificates:

The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of such alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 3 - Transfers of Shares:

(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney, and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

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Section 4 - Record Date:

(a) The Board may fix, in advance, which shall not be more than 60 days before the meeting or action requiring a determination of Shareholders, as the record date for the determination of Shareholders entitled to receive notice of, or to vote at, any meeting of Shareholders, or to consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for Shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

(b) The Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of Shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

(c) A determination of Shareholders entitled to notice of or to vote at a Shareholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS

(a) Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board may determine and shares may be issued pro rata and without consideration to the Corporation’s Shareholders or to the Shareholders of one or more classes or series.

(b) Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless: (i) so authorized by the Articles of Incorporation; (ii) a majority of the shareholders of the class or series to be issued approve the issue; or (iii) there are no outstanding shares of the class or series of shares that are authorized to be issued.

ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board from time to time, subject to applicable law.

ARTICLE VIII - CORPORATE SEAL

The Corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

ARTICLE IX - AMENDMENTS

Section 1 - By Shareholders:

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a 51% vote of the Shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended, or repealed by the Board.

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Section 2 - By Directors:

The Board shall have the power to make, adopt, alter, amend and repeal, from time to time, the Bylaws of the Corporation.

ARTICLE X - WAIVER OF NOTICE:

Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person, shall constitute a waiver of notice of such meeting.

ARTICLE XI - INTERESTED DIRECTORS:

No contract or transaction shall be void or voidable if such contract or transaction is between the Corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers, are directors or officers, or have a financial interest, when such Director or Officer is present at or participates in the meeting of the Board, or the committee of the Shareholders which authorizes the contract or transaction or his, her or their votes are counted for such purpose, if:

(a) the material facts as to his, her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee and are noted in the minutes of such meeting, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b) the material facts as to his, her, or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or

(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee of the Shareholders; or

(d) the fact of the common directorship, office, or financial interest is not disclosed or known to the Director or Officer at the time the transaction is brought before the Board of the Corporation for such action.

Such interested Directors may be counted when determining the presence of a quorum at the Board or committee meeting authorizing the contract or transaction.

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ARTICLE XII - ANNUAL LIST OF OFFICERS, DIRECTORS, AND REGISTERED AGENT:

The Corporation shall, within 60 days after the filing of its Articles of Incorporation with the Secretary of State of Nevada, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State of Nevada a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the State of Nevada. Such list shall be certified by an Officer of the Corporation.

ARTICLE XIII - EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum the state and federal courts in the Clark County, State of Nevada shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim, or a claim based on, breach of a fiduciary duty owed by, or other wrongdoing by, any current or former Director, Officer, employee or Shareholder of the Corporation to the Corporation or the Corporation’s Shareholder, (iii) any action asserting a claim against the Corporation or any current or former Director, Officer, employee or Shareholder of the Corporation of breach of a fiduciary duty owed by, or other wrongdoing by, any Director, Officer, or other employee of the Corporation to the Corporation or the Corporation’s Shareholder, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Chapter 78 of the Nevada Revised Statutes, the Corporation’s Amended and Restated Certificate of Incorporation or its Amended and Restated Bylaws, or (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

ARTICLE XIV - INDEMNIFICATION OF DIRECTORS AND OFFICERS AND THEIR AGENTS

Section 1 - Right to Indemnification:

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that: (i) indemnification shall only issue if the Officer or Director (A) is not liable under Nevada Revised Statutes Section 78.138 or (B) acted in good faith in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful; and (ii) in any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the indemnitee is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, there shall be no indemnification if the indemnitee has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 2 - Right to Advancement of Expenses:

In addition to the right to indemnification conferred in Section 2 of this Article XIV an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Section 1 and Section 2 of this Article XIV shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 3 - Right of Indemnitee to Bring Suit:

If a claim under Section 1 or Section 2 of this Article XIV is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth by law. Neither the failure of the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth by law, nor an actual determination by the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its Shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XIV or otherwise shall be on the Corporation.

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Section 4 - Non-Exclusivity of Rights:

The rights to indemnification and to the advancement of expenses conferred in this Article XIV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Articles of Incorporation, Bylaws, agreement, vote of Shareholders or disinterested Directors, or otherwise.

Section 5 - Insurance:

The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under applicable law.

Section 6 - Indemnification of Employees and Agents of the Corporation:

The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article XIV with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

The foregoing SECOND AMENDED AND RESTATED BYLAWS were duly adopted and approved by the Board of Directors of the Company on October 26, 2022, and by a majority of the Shareholders on December 14, 2022.

COLABS INT’L, CORP., a Nevada corporation

/s/ Lisa LeBlanc
By:	Lisa LeBlanc
Its:	Secretary

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